                                                                   Exhibit 11.1
                        INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             For the Nine Months Ended
                                                 September 30, 1998
                                         ---------------------------------------
                                                        Weighted
                                                        Average
                                           Income        Shares       Per-Share
                                         (Numerator)  (Denominator)     Amount
                                         -----------  -------------   ----------
Basic EPS
Net income available to common
    stockholders                           $    701         8,307       $    .08
                                                                        --------
                                                                        --------
Effect of Dilutive Securities
    Options                                                    46
                                           --------       -------
Diluted EPS                                $    701         8,353       $    .08
                                           --------       -------       --------
                                           --------       -------       --------


                                             For the Three Months Ended
                                                 September 30, 1997
                                         ---------------------------------------
                                                        Weighted
                                                        Average
                                           Income        Shares       Per-Share
                                         (Numerator)  (Denominator)     Amount
                                         -----------  -------------   ----------
Basic EPS
  Net income available to common
    stockholders                           $  1,382         8,390       $    .16
                                                                        --------
                                                                        --------
Effect of Dilutive Securities
    Options                                                   197
                                           --------       -------
Diluted EPS                                $  1,382         8,587       $    .16
                                           --------       -------       --------
                                           --------       -------       --------

                        INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             For the Three Months Ended
                                                 September 30, 1998
                                         ---------------------------------------
                                                        Weighted
                                                        Average
                                           Income        Shares       Per-Share
                                         (Numerator)  (Denominator)     Amount
                                         -----------  -------------   ----------
Basic EPS
  Net loss available to common
    stockholders                           $ (1,935)        8,413      $    (.23)
                                                                       --------
                                                                       --------
Effect of Dilutive Securities
    Options                                                    (A)
                                           --------       -------
Diluted EPS                                $ (1,935)        8,413       $   (.23)
                                           --------       -------       --------
                                           --------       -------       --------



                                              For the Nine Months Ended
                                                  September 30, 1997
                                         ---------------------------------------
                                                        Weighted
                                                        Average
                                           Income        Shares       Per-Share
                                         (Numerator)  (Denominator)     Amount
                                         -----------  -------------   ----------
Basic EPS
  Net income available to common
    Stockholders                           $  2,779         8,308       $    .33
                                                                        --------
                                                                        --------
Effect of Dilutive Securities
    Options                                                   169
                                           --------       -------
Diluted EPS                                $  2,779         8,477       $    .33
                                           --------       -------       --------
                                           --------       -------       --------

(A) Due to the net loss in the nine months ended September 30, 1998, diluted weighted average shares excludes the effect of dilutive securities.

                                      28